                                                                       EXHIBIT 1


                          REGISTRATION RIGHTS AGREEMENT



     REGISTRATION RIGHTS AGREEMENT, dated as of this 29th day of November, 1996, by and among FPA MEDICAL MANAGEMENT, INC., a Delaware corporation ("FPA"), and FOUNDATION HEALTH CORPORATION, a Delaware corporation ("FHC").

                              W I T N E S S E T H:

     A. WHEREAS, pursuant to a Stock and Note Purchase Agreement, dated as of June 28, 1996 (the "Purchase Agreement"), by and among FPA and FHC and certain other parties named therein, FHC will acquire as of the date hereof 4,076,087 shares (the "Registrable Shares") of common stock, $.002 par value, of FPA ("FPA Common Stock").

     B. WHEREAS, FPA and FHC desire to allow FHC to sell publicly the Registrable Shares pursuant to certain registration statements filed under the Securities Act of 1933, as amended ("Act"), pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein made and mutual benefits to be derived from this Agreement, it is hereby agreed as follows:

     1.   DEMAND REGISTRATION STATEMENTS.

     (a) FIRST DEMAND REGISTRATION. At any time during the period commencing on March 31, 1997 hereof and ending on the earlier (the "Expiration Date") of
(i) the date upon which all of the Registrable Shares may be freely transferred pursuant to Rule 144 promulgated under the Act and (ii) the fifth anniversary of the date hereof, FHC may make one written request to FPA for registration under the Act (the "First Demand Registration") with the Securities and Exchange Commission ("Commission") on a Registration Statement on Form S-3 (or other appropriate form which FPA is eligible to use with the Commission in order to register under the Act the Registrable Shares) (the "First Demand Registration Statement") covering the sale to the public of the number of such Registrable Shares specified by FHC (but in no event in excess of 2,000,000 Registrable Shares). Other holders of FPA Common Stock or FPA may participate in the First Demand Registration so long as such participation does not adversely affect FHC's ability to sell its Registrable Shares. Upon receipt of a request for the First Demand Registration from FHC as described above, but subject to FPA's right of first refusal pursuant to Section 6 to purchase the Registrable Shares requested to be registered, FPA will, as promptly as reasonably practicable, prepare and file with the Commission (and all applicable state securities authorities) the First Demand Registration Statement covering such proposed sale of all Registrable Shares requested to be registered, but in no event later than April 15, 1997.

     The First Demand Registration shall be firmly underwritten and led by one or more "first tier" managing underwriters selected by FPA and acceptable to FHC in its sole

                               Page 10 of 23 Pages

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discretion.  Management of FPA shall participate in a "road show" and other customary selling efforts which the underwriters reasonably deem appropriate to assist in the sale of the Registrable Shares.

     (b) SECOND DEMAND REGISTRATION. At any time during the period commencing on the expiration of any contractual lock-up required by the underwriters pursuant to the First Demand Registration and ending on the Expiration Date, FHC may make one written request to FPA for registration under the Act (the "Second Demand Registration") with the Commission on a Registration Statement on Form S-3 (or other appropriate form which FPA is eligible to use with the Commission in order to register under the Act the Registrable Shares on a "shelf" registration basis (the "Second Demand Registration Statement") covering the sale of all of the then outstanding Registrable Shares. Upon receipt of a request for the Second Demand Registration from FHC as described above, but subject to FPA's right of first refusal pursuant to Section 6 to purchase the Registrable Shares requested to be registered, FPA will, as promptly as reasonably practicable, prepare and file with the Commission (and all applicable state securities authorities) the Second Demand Registration Statement covering such proposed sale of all Registrable Shares requested to be registered.

     (c) ALTERNATIVE DEMAND REGISTRATION. In lieu of the First Demand Registration and the Second Demand Registration, at any time during the period commencing on March 31, 1997 and ending on the Expiration Date, FHC may make one written request to FPA for registration under the Act (the "Alternative Demand Registration") with the Commission on a Registration Statement on Form S-3 (or other appropriate form which FPA is eligible to use with the Commission in order to register under the Act the Registrable Shares on a "shelf" registration basis) (the "Alternative Demand Registration Statement") covering the sale of all of the Registrable Shares. FHC may make such request for an Alternative Demand Registration only after consultation with FPA. Upon receipt of a request for the Alternative Demand Registration from FHC as described above, but subject to FPA's right of first refusal pursuant to Section 6 to purchase the Registrable Shares requested to be registered, FPA will, as promptly as reasonably practicable, prepare and file with the Commission (and all applicable state securities authorities) the Alternative Demand Registration Statement covering such proposed sale of all Registrable Shares, but in no event later than April 15, 1997.

     (d) PROCEDURES. Subject to Section 2, FPA will use commercially reasonable best efforts to have the First Demand Registration Statement, Second Demand Registration Statement or Alternative Demand Registration Statement (each, a "Demand Registration Statement") declared effective by the Commission (and all applicable state securities authorities) as soon as practicable after the filing thereof and to maintain the effectiveness thereof for a period of
(i) in the case of the First Demand Registration, 30 days (or until all Registrable Shares covered thereby have been sold, if such sales are completed before the end of such 30-day period), or (ii) in the case of any other Demand Registration, until all Registrable Shares covered thereby have been sold or such time as all of the Registrable Shares may be freely transferred pursuant to Rule 144 promulgated under the Act.

                               Page 11 of 23 Pages

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     (e)  LIMITATIONS ON REGISTRATIONS.  FPA shall only be required to provide the First Demand Registration, Second Demand Registration and Alternative Demand Registration (each a "Demand Registration") to FHC described under this Section 1; PROVIDED, HOWEVER, that a Registration Statement filed by FPA pursuant to this Section 1 shall not count as an allowed Demand Registration Statement until it has become effective under the Act and has been maintained effective for the period described in Section 1(d).

     (f) LIMITATION ON SALE OF REGISTRABLE SHARES. In the event of a Second Demand Registration or an Alternative Demand Registration, FHC agrees to sell only that number of Registrable Shares in any three month period that would be permitted pursuant to the volume restrictions of Rule 144 promulgated under the Act; PROVIDED, HOWEVER, that FHC may aggregate from one three month period to another that number of Registrable Shares that it could have sold, but did not sell, in any prior three month period. The limitation set forth in this Section 1(f) shall not apply in the event that FHC makes First Demand Registration request and FPA does not file the First Demand Registration Statement on a timely basis in accordance with Section 1(a).

     2. POSTPONEMENT OR SUSPENSION OF SALES UNDER DEMAND REGISTRATION STATEMENTS. FPA will be entitled to postpone the filing of any Demand Registration Statement, and to suspend sales under any Demand Registration Statement, for an aggregate number of days not exceeding ninety (90), if (a) in the good faith judgment of the Board of Directors of FPA, the filing of a Registration Statement would contain disclosure which would be seriously detrimental to FPA at such time and the Board of Directors of FPA concludes, as a result, that it is essential not to file such registration statement at the time requested, and FPA shall furnish to FHC a certificate signed by the President of FPA certifying thereto; and (b) a registration statement was filed by FPA in connection with an underwritten public offering by FPA of any securities within the ninety (90) days preceding the date of the request (excluding FPA's registration of securities in connection with its 1996 offering of Convertible Subordinated Debentures (the "Debentures")), or the Commission (or applicable state securities authority) requires such postponement or suspension; PROVIDED, HOWEVER, that in computing the thirty (30)-day period for which FPA is required to maintain effectiveness of a Demand Registration Statement, the period of any such suspension shall not be included. FPA shall give prompt written notice to FHC of any such postponement or suspension and shall likewise give prompt written notice to FHC of termination of such postponement or suspension. FHC hereby agrees to postpone the sale of any Registrable Shares registered pursuant to the Demand Registration Statement during any suspension of sales of FPA Common Stock thereunder by FPA and during any lock-up period applicable to the Company's senior management with respect to any underwritten public offering, provided that any such lock-up period shall not exceed ninety (90) days and shall not exceed in length the lock-up period applicable to other holders, if any, of similar registration rights granted by the Company with respect to shares of FPA Common Stock.

     3.   PIGGY BACK REGISTRATION RIGHTS.

     (a) If at any time or from time to time after the date hereof and prior to the Expiration Date, FPA proposes to register any of its securities under the Act on any form

                               Page 12 of 23 Pages

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for the registration of securities under the Act, whether or not for its own account (other than by a registration statement on Form S-4 or Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities) (a "Piggy Back Registration"), it shall as expeditiously as possible give written notice to FHC of its intention to do so and of FHC's rights under this Section 3. Such rights are referred to hereinafter as "Piggy Back Registration Rights." Upon the written request of FHC made within three (3) business days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by FHC, FPA shall include in the Registration Statement the Registrable Securities which FPA has been so requested to register by FHC and FPA shall use commercially reasonable best efforts to have the Registration Statement declared effective by the Commission and to maintain the effectiveness thereof for the period necessary for FHC to effect the proposed sale or other disposition (but in no event for a period greater than 90 days).

     (b) If, at any time after giving written notice of its intention to register any securities in a Piggy Back Registration but prior to the effective date of the related Registration Statement, FPA shall determine for any reason not to register such securities, FPA shall give written notice of such determination to FHC and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggy Back Registration. All commercially reasonable best efforts obligations of FPA pursuant to Section 5 shall cease if FPA determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 3.

     (c) If a Piggy Back Registration involves an offering by or through one or more underwriters, then FHC, provided it has requested to have Registrable Securities included in FPA's Registration Statement, shall agree to sell its Registrable Securities to the underwriters selected by FPA on the same terms and conditions as apply to other selling shareholders and enter into an underwriting agreement with such underwriters containing customary representations and warranties.

     (d) If a Piggy Back Registration involves an offering by or through one or more underwriters, FPA shall not be required to include Registrable Securities therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises FPA (which in turn advises FHC) that such inclusion would materially adversely affect such offering; provided that, subject to the rights under any registration rights agreements in effect prior to the date hereof (which are registration rights relating to 50,000 Banque Paribas warrants, 250,000 warrants and 525,000 shares of FPA Common Stock issued to Physician Corporation of America and the Debentures) and subject to rights under any future registration rights agreements for an aggregate of up to 200,000 shares of FPA Common Stock to be issued in connection with acquisitions,
(i) if other selling shareholders who are employees, officers, directors or other affiliates of FPA have requested registration of securities in the proposed offering, FPA will reduce or eliminate such other selling shareholders' securities before any reduction or elimination of Registrable Securities, and
(ii) FHC's participation in such Piggy Back Registration shall be PRO RATA with all other holders of the securities of FPA exercising "piggy back registration rights" similar to those

                               Page 13 of 23 Pages

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set forth herein in proportion to the respective number of shares they have requested to be registered.

     4. EXPENSES. FHC shall pay all underwriting or brokerage commissions and discounts, if any, associated with the Registrable Shares being sold by FHC pursuant to the Demand Registration Statements or Piggy Back Registration. FPA shall pay all other costs and expenses incurred by FPA directly associated with the Demand Registration Statements or any Piggy Back Registration, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for FPA, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration.

     5. REGISTRATION RIGHTS. If and whenever FPA is required under this Agreement to use commercially reasonable best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Registrable Shares in order to effect or cause the registration of any Registrable Securities under the Act as provided in this Agreement, FPA shall, as expeditiously as practicable:

          (a) furnish to FHC and the underwriters, if any, without charge, as many copies of the Registration Statement, the Prospectus or the Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request;

          (b) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering:
     (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to FPA and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters and FHC covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such underwriters;
     (iii) obtain "cold comfort" letters and updates thereof from FPA's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with similar underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by FPA; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

                               Page 14 of 23 Pages

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          (c)  otherwise use commercially reasonable efforts to comply with all applicable federal and state regulations; and take such other action as may be reasonably necessary or advisable to enable FHC and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdictions in which FHC or underwriter shall have reasonably requested that the Registrable Securities be sold. Except as otherwise provided in this Agreement, FPA shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

     FHC agrees to furnish to FPA such information regarding the distribution of any Registrable Securities as to which any registration is being effected and such other information as may otherwise be required by the Act to be included in such Registration Statement.

     6.   RIGHT OF FIRST REFUSAL.

     (a) In lieu of carrying out its obligation to effect a Piggy Back Registration or Demand Registration of any Registrable Securities pursuant to this Agreement, FPA may satisfy such obligation by offering to purchase and purchasing such Registrable Securities requested to be registered at an amount in cash per share equal to the Closing Price. The "Closing Price" shall mean:

          (i) If the primary market for FPA Common Stock is a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the National Association of Securities Dealers Automated Quotation System, National Market System or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of FPA Common Stock as of the date of an FHC request for a Demand Registration or request for inclusion in a Piggy Back Registration, or, if there has not been a sale on such trading day, the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or


          (ii) If the primary market for FPA Common Stock is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested persons (including any individuals, partnerships, corporations, trust, joint ventures or incorporated organizations) in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through its Automated Quotation System or its successor or

                               Page 15 of 23 Pages

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     such other generally accepted source of publicly reported bid quotations as
     FHC designates.

     (b)  The closing of any purchase of any Registrable Shares pursuant to this
Section 6 will take place at FPA's principal executive offices on such date as FPA (or its designee) and FHC shall mutually select; PROVIDED, HOWEVER, that such closing shall not occur more than sixty (60) days following the exercise of FPA's (or its designee's) right of first refusal hereunder. At such closing, the purchase price to be paid for the Registrable Shares shall be paid in full in cash or by wire transfer to FHC and FHC shall deliver stock certificates representing all of the Registrable Shares to be purchased by FPA (or its designee), together with stock powers duly executed in blank to FPA (or its designee) with signatures guaranteed by a bank, trust company or member firm of the New York Stock Exchange, which Registrable Shares shall be free and clear of all liens, encumbrances, charges, demands, assessments and claims (including, without limitation, marital property claims) of every nature or kind whatsoever (collectively, "Liens") and subject to no restrictions with respect to transferability, other than those set forth in the legend placed on the back of the certificates representing the Registrable Shares at the time they were originally delivered to FHC.

     7.   INDEMNIFICATION.

     (a) In connection with each Registration Statement relating to disposition of Registrable Securities, FPA shall indemnify and hold harmless FHC (and its permitted successors and assigns) and each Person, if any, who controls FHC (within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act")) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be started therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; PROVIDED, HOWEVER, that such indemnity shall not inure to the benefit of FHC (or any Person controlling FHC within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registerable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to FPA by FHC specifically for use therein or FHC's failure to provide information required to be included therein or if FPA timely corrects any such untrue statement or omission in an amendment or supplement and FHC does not timely provide such amendment or supplement to the purchaser of the Registrable Securities in accordance with applicable law. This


                               Page 16 of 23 Pages

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indemnity agreement shall be in addition to any liability with FPA may otherwise have.

     (b) In connection with each Registration Statement, FHC shall indemnify, to the same extent as the indemnification provided by FPA in Section 7(a), FPA, its directors and each officer who signs the Registration Statement and each Person who controls FPA (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by FHC to FPA specifically for use therein or FHC's failure to provide information required to be included therein. In no event shall the liability of FHC hereunder be greater in amount than the dollar amount of the net proceeds received by FHC upon the sale of the Registrable Securities giving rise to such indemnification obligation.

     (c) Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in
Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel (which approval shall not be unreasonably withheld), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof,

                               Page 17 of 23 Pages

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in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

     (d) FPA and FHC acknowledge that remedies at law for the enforcement of this Section 7 may be inadequate and intend that this Section 7 shall be specifically enforceable.

     8.   MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware.

     (b) NOTICES. Except as otherwise provided in this Agreement, all notices, requests, demands and other communications hereunder shall be deemed to be duly given if delivered by hand or if mailed by certified or registered mail with postage prepaid.

          (i) If to FPA, to: FPA Medical Management, Inc., 3636 Nobel Drive, Suite 200, San Diego, California 92122, Attention: Chief Financial Officer (with copies to: FPA Medical Management, Inc., 3636 Nobel Drive, Suite 200, San Diego, California 82122, Attention:
     James A. Lebovitz, Senior Vice President, General Counsel and
     Secretary).

          (ii) If to FHC, to: Foundation Health Corporation, 3400 Data Drive, Rancho Cordova, California 95670; Attention: Chief Financial Officer (with a copy to: Linda C. Williams, Esq. and Richard Grey, Esq., Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, CA 94104).

          (iii) Any party entitled to receive notice hereunder may change its address at which notice is to be received or designate another person to receive notice by giving notice to all other parties and persons entitled to receive notice in the manner provided in this Section.

     (c) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Agreement, or where any provisions hereof are validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements (including, without limitation, reasonable attorneys' fees and disbursements incurred in connection with trials and appeals) in addition to its costs and expenses and any other available remedy.

     (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but which together shall constitute but one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

     (e) SUCCESSORS AND ASSIGNS. This Agreement may be assigned by FHC with respect to any transfer of at least 500,000 shares (which transfer shall be subject

                               Page 18 of 23 Pages

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to Section 4 of the Voting Rights Agreement dated as of the date hereof) or more of the Registrable Shares or any lender in connection with any loan or credit agreement for which the Registrable Shares are collateral. Upon any foreclosure pursuant to any such security agreement involving the Registrable Shares as collateral, the lender may pledge or assign this Agreement to any financial institution and (ii) may, with the prior written consent of FPA (which consent shall not be unreasonably withheld), pledge or assign this Agreement to any person or entity other than a financial institution. Notwithstanding the foregoing, no pledge or assignment permitted hereby shall relieve FHC of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and assigns.

     (f) HEADINGS. The heading used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

     (g) ENTIRE AGREEMENT. This instrument, together with the Purchase Agreement and the Voting Agreement, embody the entire agreement

                               Page 19 of 23 Pages

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between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings between the parties.

     (h) CONFIDENTIALITY. Each party acknowledges that the information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act, reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless such party has made such information available to the public generally or such party is required to disclose such information by a governmental body.

     (i) HEDGING TRANSACTIONS. Nothing in this Agreement shall be interpreted to limit FHC's ability to engage in hedging transactions involving the Registrable Shares.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                   FPA MEDICAL MANAGEMENT, INC.


                                   By ________________________________________

                                   Title _____________________________________



                                   FOUNDATION HEALTH CORPORATION


                                   By ________________________________________

                                   Title _____________________________________



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